Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of February __, 2020, by and among Endologix, Inc., a Delaware corporation (the “Company”), the noteholders listed on Schedule A (or their permitted assigns) hereto (collectively, the “Noteholders”). The Company and the Noteholders are collectively referred to herein as the “Parties” and individually as a “Party” as the context may require.

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of December 10, 2013, (the “Original Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (“Trustee”), to provide for, among other things, the issuance, from time to time, of debentures, notes, or other debt instruments of the Company, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, reference is made to that certain Second Supplemental Indenture, dated as of November 2, 2015 (the “Second Supplemental Indenture”, together with the Original Indenture, the “Indenture”), between the Company and Trustee, pursuant to which the Company issued $125,000,000 in aggregate principal amount of 3.25% Convertible Senior Notes due 2020 (the “Notes”);

WHEREAS, on the Closing Date (as defined below), on the terms and subject to the conditions set forth herein, the Noteholders desire to exchange (the “Exchange”) the Notes in the principal amounts set forth opposite each Noteholder’s name on Schedule A hereto together with all accrued and unpaid interest (the “Applicable Note Amount”) for 5.00% Voluntary Convertible Senior Secured Notes of the Company (the “New Notes”) in the principal amounts set forth opposite each Noteholder’s name on Schedule A,;

WHEREAS, the New Notes will be issued pursuant to an indenture to be entered into on the Closing Date (the “New Indenture”) by and among the Company and Wilmington Trust, National Association, as trustee (the “New Trustee”) and as collateral agent (the “Collateral Agent”), substantially in the form attached hereto as Exhibit A;

WHEREAS, the New Notes will be delivered in book-entry form through the facilities of the Depositary Trust Company (“DTC”), and will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., as DTC’s nominee;

WHEREAS, the New Notes will be subject to the Subordination and Intercreditor Agreement to be entered into on the Closing Date (the “Subordination Agreement”), by and among the Company, Deerfield Private Design Fund IV, L.P., as Facility Agent (as defined in the Subordination Agreement), Deerfield ELGX Revolver, LLC, as ABL Agent (as defined in the Subordination Agreement)(the Facility Agent and the ABL Agent, being collectively referred to as the “First Lien Agents” and each as, a “First Lien Agent”), the New Trustee, in its capacity as collateral agent for itself and the Noteholders, and the Noteholders; and

WHEREAS, the Exchange will result in no new proceeds to the Company.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange of the Notes. On the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Company and the Noteholders, severally and not jointly, agree to consummate the Exchange and certain of the transactions contemplated hereby on the Closing Date as provided herein. Each Noteholder shall, severally and not jointly, surrender, transfer and deliver Notes to the Company in the aggregate principal amount set forth on Schedule A. The Company shall then surrender, transfer and deliver such Notes to the Trustee for cancellation in accordance with the terms of the Indenture through the DWAC procedures of DTC (and the Company shall promptly effect such cancellation), together with all right, title and interest to the Notes. Such transfer of the Notes shall be made solely in exchange for the following: on the Closing Date, the Company shall issue and deliver New Notes to the Noteholders in the principal amount set forth opposite each Noteholder’s name on Schedule A hereto (which such amount shall include the accrued and unpaid interest in respect of the principal amount of Notes so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Indenture)). For the avoidance of doubt, interest on the New Notes shall accrue from the Closing Date.

Section 1.2 Closing. Subject to the satisfaction (or waiver by the applicable Parties) of the conditions set forth in Section 1.3 below, the closing of the Exchange (the “Closing”) will take place at the offices of DLA Piper LLP (US), counsel to the Company, on February __, 2020 or on such other date and at such other place as the Parties may agree in writing (the “Closing Date”). The Company will not pay or owe any prepayment or redemption premium or any other amount under the Indenture in respect of the Notes exchanged for New Notes except as set forth herein.

Section 1.3 Conditions to Closing.

(a) The obligation of the Noteholders hereunder to consummate the Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Noteholders’ sole benefit and may be waived by the Noteholders at any time in their sole discretion by providing the Company with prior written notice thereof:

(i) Transaction Documents. (A) This Agreement, the New Indenture, the New Notes, the Subordination Agreement, and any other instruments or agreements entered into in connection with the transactions contemplated hereby or thereby (collectively, the “Transaction Documents”) shall have been duly and validly authorized, executed and delivered (and in the case of the New Notes, duly and validly authenticated by the New Trustee) by the Company, and (B) each of the New Trustee and the Noteholders shall have received either (x) a counterpart of this Agreement, the New Indentures, the New Notes, and the Subordination Agreement signed on behalf of each party thereto or (y) written evidence reasonably satisfactory to it (which may include telecopy or electronic transmission of a signed signature page) that each party to this Agreement, the New Indentures, the New Notes, and the Subordination Agreement has signed a counterpart of the requisite agreements.

(ii) Representations, Warranties and Agreements. (x) The representations and warranties of the Company contained in Article III hereof shall be true and correct in all respects, in the case of representations and warranties which are qualified as to materiality, “Material Adverse Effect,” or words of similar effect) at and as of such time, and shall be true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (y) the

Company shall have complied in all material respects with all of its covenants, obligations and agreements set forth herein to be performed or satisfied at or prior to the Closing Date;

(iii) Officer’s Certificate. The Company shall have furnished to the Noteholders a certificate, dated as of the Closing Date, of the Chief Executive Officer of the Company in which such officer shall state that at and as of the Closing Date (x) the representations and warranties of the Company contained in Article III hereof are true and correct in all respects, in the case of representations and warranties which are qualified as to materiality, “Material Adverse Effect,” or words of similar effect), and true and correct in all material respects, in the case of representations and warranties that are not so qualified and (y) the Company has complied in all material respects with all of their covenants, obligations and agreements set forth herein to be performed or satisfied at or prior to the Closing Date.

(iv) Secretary’s Certificate to Noteholders. With respect to the New Indenture, the Noteholders shall have received:

(a) a copy of the certificate of formation or incorporation, as applicable, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of Delaware, and a certificate as to the good standing of the Company as of a recent date from such Secretary of State or other certifying authority;

(b) a certificate of the Secretary or Assistant Secretary of the Company dated the Closing Date and certifying:

(i) that attached thereto is a true and complete copy of the by-laws of the Company, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (ii) below;

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company authorizing the execution, delivery and performance, as applicable, of the Transaction Documents, the Exchange, and the issuance of the New Notes, and the transactions related thereto, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(iii) that the certificate of incorporation of the Company has not been amended since the date of the last amendment thereto disclosed pursuant to clause (a) above;

(iv) as to the incumbency and specimen signature of each officer executing the New Indentures on behalf of the Company; and

(v) as to the absence of any Default or Event of Default (as such terms are defined in the Indenture);

(vi) that no Fundamental Change (as such term is defined in the Indenture) shall have occurred under the Indenture, and the Company has not taken, or otherwise agreed to take, any actions that could reasonably be executed to result in a Fundamental Change under the Indenture; and

(c) a certificate of a director or an executive officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (b) above.

(v) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or any Noteholder of the Exchange and the issuance of the New Notes.

(vi) Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale to the Noteholder of the New Notes.

(vii) No Material Change. On or after the date of this Agreement and until the Closing, there shall not have occurred any of the following: (a) an ongoing suspension or material limitation in trading in securities generally on The New York Stock Exchange or on The NASDAQ Stock Market; (ii) an ongoing suspension or material limitation in trading on the Company’s securities on the NASDAQ Global Select Market (or any other market the Company’s securities are trading on at such time); (b) a general moratorium on commercial banking activities declared by either federal or any state authorities; (d) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Noteholder’s judgment makes it impracticable or inadvisable to proceed with the purchase of the New Notes; or (e) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Noteholder’s judgment makes it impracticable or inadvisable to proceed with the purchase of the New Notes.

(viii) NASDAQ. On the Closing Date, any actions for the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon the conversion of the New Notes (the “Conversion Shares”) to be duly listed on the NASDAQ Global Select Market, subject to official notice of issuance, shall have been taken.

(ix) Legal Opinion. The Noteholders shall have received the opinion of DLA Piper LLP (US), the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(x) Other Documents. The Company shall have executed and delivered such other customary information, certificates and documents relating to the Company as the Noteholder may reasonably request.

(b) In connection with the Closing, the Company shall have received from the Noteholders (i)(x) an IRS Form W-8 and (y) a certification that such Noteholder is not (A) a “10-percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of Internal Revenue Code of 1986, as amended (the “Code”) or (B) a controlled foreign corporation described in section 881(c)(3)(C) of the Code (or any successor provision), or (ii) an IRS Form W-9, as applicable.

Section 1.4 Nature of Obligations and Rights of Noteholders. The respective obligations of each Noteholder under the Transaction Documents are several and not joint with the obligations of any other Noteholder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder under the Transaction Documents. The failure or waiver of performance under this Agreement by any Noteholder, or on its behalf, does not excuse performance by any other Noteholder. Nothing contained herein or in any other Transaction Document, and no action taken by any Noteholder pursuant thereto, shall be deemed to constitute the Noteholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Noteholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by any Transaction Document. Except as otherwise provided in the Transaction Documents, each Noteholder shall be entitled to independently protect and enforce its rights, including the rights arising out of the Transaction Documents, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose. The decision of each Noteholder to acquire the New Notes pursuant to the Transaction Documents has been made by such Noteholder independently of any other Noteholder. Each Noteholder acknowledges that no other Noteholder has acted as agent for such Noteholder in connection with making its investment hereunder and that no Noteholder will be acting as agent of such Noteholder in connection with monitoring its investment in the New Notes, or enforcing its rights under the Transaction Documents. The Company acknowledges that each of the Noteholders has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Noteholders and not because it was required or requested to do so by any Noteholder.

ARTICLE II

Representations and Warranties of the Noteholders

Each Noteholder hereby makes the following representations and warranties on behalf of itself individually and each such Noteholder makes no representation as to any other Noteholder:

Section 2.1 Organization; Requisite Authority. Each Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Noteholder possesses all requisite power and authority necessary to enter into this Agreement and the Subordination Agreement and consummate the Exchange and the transactions contemplated by this Agreement and the Subordination Agreement and to transfer the Notes to the Company as contemplated by Section 1.1.

Section 2.2 Authorization. The execution, delivery and performance of this Agreement and the Subordination Agreement have been duly authorized by each Noteholder. This Agreement and the Subordination Agreement, when executed and delivered by each Noteholder in accordance with the respective terms hereof and thereof, and assuming the due authorization, execution and delivery of this Agreement by the Company and the Subordination Agreement by the respective parties thereto, shall constitute valid and binding obligations of such Noteholder, enforceable against such Noteholder in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 2.3 Information; Consultation with Counsel and Advisors. None of the Company, or to the knowledge of the Noteholder, any of the Company’ affiliates or agents, are acting as a fiduciary for any Noteholder and each Noteholder is entering into this Agreement with a full understanding of the terms, conditions and risks thereof. Each Noteholder or its representatives (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent such Noteholder has deemed necessary, (b) has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Company concerning its financial condition and results of operations and the Exchange to which this Agreement relates, and any such questions have been answered to its satisfaction, and (c) has conducted its own due diligence on the Company and the Exchange and has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as such Noteholder has deemed necessary and not upon any view expressed by or on behalf of the Company.

Section 2.4 Broker’s Fees. None of the Noteholders has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

Section 2.5 Ownership. Each Noteholder is the beneficial owner of (or otherwise has sole discretionary management authority with respect to) the aggregate principal amount of and is entitled to any and all accrued and unpaid interest on the Notes set forth on Schedule A. Upon delivery to the Company of the Notes, and upon each Noteholder’s receipt of the New Notes, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the Notes delivered by such Noteholder will pass to the Company, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

Section 2.6 Accredited Investor. Each Noteholder is an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Section 2.7 No Registration. Each Noteholder acknowledges that as of the Closing Date the New Notes will have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations as of the date hereof:

Section 3.1 The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business; and the Company is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company taken as a whole (a “Material Adverse Effect”).

Section 3.2 The Company possesses all requisite corporate power and authority necessary to enter into the Transaction Documents and carry out the transactions contemplated hereby and thereby and perform its obligations contemplated hereunder and thereunder, including the Exchange. The New Indenture, and the Subordination Agreement will be, as of the Closing Date, duly and validly authorized by the Company; the New Notes will be, as of the Closing Date, duly and validly authorized by the Company; and the New Indenture, when executed and delivered by the Company, and assuming due authorization, execution and delivery by the New Trustee, will have been duly and validly executed and delivered by the Company, and, on the Closing Date, the New Indenture, the New Notes and the Subordination Agreement will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The New Notes will not be subject to any preemptive, participation, rights of first refusal or other similar rights, other than as set forth in the Transaction Documents.

Section 3.3 This Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.4 Upon delivery to the Company of the Notes, and upon each Noteholder’s receipt of the New Notes, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the New Notes delivered by the Company will pass to such Noteholder, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind, except as set forth in the Transaction Documents. As of the Closing, the Conversion Shares shall have been duly authorized and reserved for issuance sufficient to provide for the conversion of all New Notes (without taking into account any limitations on the exercise of the New Notes set forth in the New Notes). Upon conversion in accordance with the terms of the New Notes and the New Indentures, the Conversion Shares will be validly issued, fully paid and nonassessable and the Noteholder will acquire good and valid title to such Conversion Shares free and clear of all liens, encumbrances, equities, preemptive rights and other claims.

Section 3.5 Assuming the accuracy of the representations and warranties of the Noteholders made pursuant to Articles II, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Noteholders) for the consummation of the transactions contemplated by this Agreement, or the execution, delivery and performance of the Transaction Documents, the consummation of the Exchange or the issuance of the New Notes, except such as will have been obtained on or prior to the Closing Date. No approval of the Company’s stockholders is required for the issuance of the New Notes or for the issuance of any Conversion Shares received upon conversion of such New Notes.

Section 3.6 The execution, delivery and performance by the Company of the Transaction Documents and compliance with the terms and provisions thereof will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound, or (iii) the charter or by-laws or any equivalent organizational document of the Company, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.7 The Company will not be an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not, and after giving effect to the Exchange and the issuance of the New Notes, will not be an “investment company” as defined in the Investment Company Act.

Section 3.8 None of the Company, its affiliates or any person acting on its or their behalf has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the New Notes or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the New Notes.

Section 3.9 Since December 31, 2018, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Commission (“SEC”) pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange

Act”) or timely filed notifications of late filings for any of the foregoing (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). There are no SEC Documents not available on the SEC’s EDGAR filing system. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements and schedules of the Company and its consolidated subsidiaries included in the SEC Documents comply in all material respects with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

Section 3.10 The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and accepted for listing on the NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The Company is not in violation of any of the rules, regulations or requirements of the NASDAQ Global Select Market (other than the Company’s violation of the NASDAQ Global Select Market minimum bid price requirement under Rule 5550(a)(2)), and, to the knowledge of the Company, there are no facts or circumstances (other than the Company’s violation of the NASDAQ Global Select Market’s minimum bid price requirement under Rule 5550(a)(2)) that could reasonably lead to suspension or termination of trading of the Common Stock on the NASDAQ Global Select Market.

Section 3.11 The New Notes that will be issued pursuant to the Exchange and the Conversion Shares will be exempt from registration under the Securities Act, and the holding period of the New Notes and the Conversion Shares may be tacked onto the holding period of the Notes for purposes of Rule 144 promulgated under the Securities Act.

Section 3.12 Giving effect to the filings set forth in Section 4.1 herein, the Company confirms that neither it nor any other person acting on its behalf has provided any of the Noteholders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that each of the Noteholders will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Noteholders regarding the Company, or any of its subsidiaries, their business and the transactions contemplated hereby, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Giving effect to the filings set forth in Section 4.1 herein, and other than the Transaction Documents and the transactions contemplated hereby and thereby, no material event or circumstance has occurred or material information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

Section 3.13 All indebtedness represented by the New Notes is being incurred for proper purposes and in good faith; at the Closing, after giving pro forma effect to the Exchange and other good faith assumptions of the Company, the Company and its subsidiaries, taken as a whole on a consolidated basis, will have sufficient capital for carrying on their business.

ARTICLE IV

Covenants

Section 4.1 Form 8-K. The Company shall, prior to 9:30 AM (New York City time) on the next trading day after each of (i) the date hereof and (ii) the Closing Date, and (iii) the date this Agreement is terminated in accordance with its terms, issue a press release or file a Form 8-K announcing, as applicable (a) the material terms and conditions of the transactions contemplated by this Agreement, (b) the consummation of the Exchange, and (c) any material nonpublic information previously disclosed to Noteholders or any of their representatives, such press release or Form 8-K to be in a manner and form reasonably satisfactory to the Noteholders.

Section 4.2 Opinion of Counsel. The Company will provide an opinion of counsel if required by the Company’s transfer agent confirming the commencement date of any Rule 144 holding period with respect to the New Notes and/or Conversion Shares will provide at its own cost and expense such other opinions of counsel and representations as may be reasonably required or necessary in the future in connection with resales of the New Notes or Conversion Shares

Section 4.3 DTC. The Company will cooperate with the holders of the New Notes and use commercially reasonable efforts to permit the New Notes to be eligible for clearance and settlement through DTC.

Section 4.4 DWAC. The Company will cooperate with the Noteholders shall take all action necessary to ensure that its Common Stock can be credited by the Company to the Noteholder or its designee’s specified DWAC account with DTC under its FAST Program.

Section 4.5 Conversion Shares. The Company will use its reasonable best efforts to obtain approval for, and maintain the listing of the Conversion Shares on NASDAQ for so long as the Common Stock is listed thereon. So long as any Noteholder owns any New Notes, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less the number of shares of Common Stock sufficient to provide for the conversion of all outstanding New Notes (without taking into account any limitations on the conversion of the New Notes set forth in the Notes). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to provide for the conversion of all outstanding New Notes, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders of the Company to authorize additional shares to meet the Company’s obligations under this Section 4.5, in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to provide for the conversion of all outstanding New Notes.

Section 4.6 Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the New Notes or Conversion Shares.

ARTICLE V

[Reserved]

ARTICLE VI

Miscellaneous Provisions

Section 6.1 Termination. In the event that the Closing Date does not occur on or before the date that is March 1, 2020, then this Agreement and the Parties’ agreements to consummate the Exchange, shall automatically terminate without further action or notice and without further obligation to any Party; provided, however, that a party hereto shall not have the right to terminate this Agreement if the failure to consummate the transactions contemplated by this Agreement shall be primarily attributable to such party’s failure to satisfy its obligations hereunder.

Section 6.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid). Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and one business day after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day. The addresses for any such notices shall be, unless changed by the applicable Party via notice to the other Parties in accordance herewith:

If to the Company:

Endologix, Inc.

2 Musick

Irvine, CA 92618

Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Michael S. Kagnoff

If to the Noteholders, to the address on the signature page to this Agreement.

Section 6.3 Entire Agreement. The Transaction Documents and the other documents and agreements executed and delivered among the parties hereto and thereto in connection with the Exchange embody the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents exchanged in connection with the negotiation of the Exchange or otherwise.

Section 6.4 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. No Party shall assign (a) this Agreement or any rights or obligations hereunder, (b) any of the Notes held by such Parties, or (c) so long as such Party remains the legal owner, beneficial owner and/or investment advisor or manager of or with power and/or authority to bind such Notes, any of the Notes, without in each case the prior written consent of the other Parties hereto; provided, however, that the Noteholders may assign their rights and obligations hereunder and their Notes to any other person without the prior written consent of any other

Party, so long such other person executes a joinder to this Agreement in the form attached as Exhibit C by which such other person agrees to be bound by the obligations of such transferring person under this Agreement and by the terms of the Subordination Agreement.

Section 6.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 6.6 Remedies Cumulative. Each Party acknowledges that the remedies at law of the other parties for a breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law; provided, however, that if a Party hereto has exercised its remedies in connection with a purported event of default under the Indenture, such Party shall not be entitled to seek specific performance of any provisions of this Agreement.

Section 6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 6.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 6.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such non-compliance or breach.

Section 6.10 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 6.11 Further Assurances. The Parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any Party may reasonably request in connection with the transactions contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

Section 6.12 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 6.13 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.14 Tax Treatment.

(a) The Parties agree (i) that for U.S. federal and other applicable income tax purposes, exchange of a Note for a New Note, pursuant to the terms of this Agreement, is an exchange, for purposes of applying Section 1.1001-1(a) of the United States Treasury Regulations, of each such Note pursuant to Section 1.1001-3 of the United States Treasury Regulations, (ii) that the New Notes are part of the same issue pursuant to Section 1.1275-1(f) of the United States Treasury Regulations, (iii) that the issue price of the New Notes shall be determined in accordance with the applicable provisions of Section 1.1273-2 of the United States Treasury Regulations, and (iv) to file all U.S. federal income tax and state income tax and franchise tax returns, as applicable, in a manner consistent with the foregoing unless otherwise required pursuant to a final “determination” under Section 1313(a) of the Code. .

(b) The Parties agree that the Company will not withhold any income tax from any consideration transferred in the Exchange to a Noteholder, subject to receipt by the Company, from such Noteholder, of the documentation set forth in Section 1.3(b).

Section 6.15 Survival of Representations. The representations, warranties, covenants and agreements of the Company and each of the Noteholders contained in this Agreement or in any certificate furnished hereunder shall survive the Closing.

Section 6.16 Expenses. The Company shall be responsible for the payment of any agent’s fees, financial advisory fees, or broker’s commissions (other than for persons engaged by any Noteholder) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Noteholders harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in this Agreement, the New Indentures and any other document contemplated hereby and thereby, each party to this Agreement shall bear its own expenses in connection with the Exchange.

Section 6.17 Indemnification. In consideration of each Noteholder’s execution and delivery of this Agreement and acquiring the New Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, and subject to the Subordination Agreement, the Company shall defend, protect, indemnify and hold harmless each Noteholder and each other holder of the New Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit, or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the New Notes, or (iii) the status of such Noteholder or holder of the New Notes as an investor in the Company pursuant to the transactions contemplated by Transaction Documents and the transactions contemplated hereby and thereby; in each of the foregoing cases other than Indemnified Liabilities (x) resulting from a claim solely among the Indemnitees, and (y) to the extent finally determined by a court of competent jurisdiction to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitees, or (ii) a breach by a Noteholder of its obligations under this Agreement. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

Section 6.18 Indemnification Procedures. Promptly after receipt by an Indemnitee of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6.17, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 6.17 unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnitee other than the indemnification obligation provided in Section 6.17. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the Indemnitee in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, retained by the Indemnitee or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnitee. Notwithstanding the indemnifying party’s election to appoint counsel to represent the Indemnitee in an action, the Indemnitee shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnitee and the indemnifying party and the Indemnitee shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnitees that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the Indemnitee in writing to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the Indemnitees, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnitee from all liability arising out of such claim, action, suit or proceeding.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

Company:

ENDOLOGIX, INC.

By:	/s/ Vaseem Mahboob
Name:	Vaseem Mahboob
Title:	Chief Financial Officer

[Signature Page to Exchange Agreement]

Noteholder:

By:
Name:
Title:

Address:

[Signature Page to Exchange Agreement]

Schedule A

Noteholders	Principal Amount of Notes	Accrued and Unpaid Interest on Notes	Principal Amount of New Notes

EXHIBIT A – Form of Indenture

(Attached)

EXHIBIT B – Form of Legal Opinion

(Attached)

EXHIBIT C – Form of Joinder Agreement

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of February ___, 2020 (the “Agreement”), by and among Endologix, Inc., a Delaware corporation (the “Company”), the noteholders listed on Schedule A to the Agreement (collectively, the “Noteholders”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Notes. By signing and returning this Joinder Agreement to the other parties to the Agreement, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Noteholder, in the Agreement, with all attendant rights, duties and obligations of a Noteholder thereunder, (ii) makes, as of the date hereof, each of the representations and warranties of a Noteholder in Article II in the Agreement, as fully as if such representations and warranties were set forth herein and (iii) acknowledges and agrees that the security interest granted by the Company to the Noteholders is subject to the terms of the Subordination Agreement (as defined in the Agreememt). The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title: